SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2001

MarketU Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State of Incorporation)	0-29067 (Commission File No.)	98-0173359 (I.R.S. Employer Identification No.)

20145 Stewart Crescent, Suite 101,
Maple Ridge, British Columbia, Canada V2X 0T6
(604) 460-7634
(Address and telephone number of principal executive offices, including Zip Code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Creation of Series B Preferred Shares.

On October 12, 2001, MarketU Inc. filed with the Nevada Secretary of State a Certificate of Designation, Preferences and Rights, creating a series of preferred stock, designated as Series B Preferred Shares, and the number of shares constituting such series is 3,500,000. The preferences, rights and limitation of the preferred shares are set forth in the Certificate of Designation, Preferences and Rights annexed as Exhibit 4 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

Exhibit No.	Description of Exhibit
4	Certificate of Designation setting forth rights and preferences of Series B Preferred Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2001

MARKETU INC.

By: /s/     "Scott Munro"
Scott Munro, Principal Financial
and Accounting Officer